Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the nCino, Inc. 2019 Amended and Restated Equity Incentive Plan, nCino, Inc. Employee Stock Purchase Plan, and nCino, Inc. 2014 Omnibus Stock Ownership and Long Term Incentive Plan of our report dated April 17, 2020, with respect to the consolidated financial statements of nCino, Inc. included in its Registration Statement (Form S-1 No. 333-239335), filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP

Raleigh, North Carolina

July 16, 2020